Exhibit 11


                        GTE CORPORATION AND SUBSIDIARIES
                 Calculation of Earnings (Loss) per Common Share

                                                                      Years Ended December 31,
                                                      ------------------------------------------------------
                                                        1999        1998        1997       1996       1995
                                                      --------    --------    --------   --------   --------
                                                          (Dollars in Millions, Except Per-Share Amounts)

Net income (loss):
  Before extraordinary charges                        $  4,063    $  2,492    $  2,794   $  2,798   $  2,538
  Extraordinary charges                                    (30)       (320)       --         --       (4,682)
                                                      --------    --------    --------   --------   --------

Consolidated net income (loss)                           4,033       2,172       2,794      2,798     (2,144)
                                                      --------    --------    --------   --------   --------

Adjustments to net income (loss):
    Add: Interest expense, net of tax effect,
         on employees' stock plans                        --          --          --         --            2
                                                      --------    --------    --------   --------   --------

Total adjustments                                         --          --          --         --            2
                                                      --------    --------    --------   --------   --------

Adjusted consolidated net income (loss):
  Before extraordinary charges                           4,063       2,492       2,794      2,798      2,540
  Extraordinary charges                                    (30)       (320)       --         --       (4,682)
                                                      --------    --------    --------   --------   --------

Adjusted consolidated net income (loss)               $  4,033    $  2,172    $  2,794   $  2,798   $ (2,142)
                                                      ========    ========    ========   ========   ========


Average Common Shares Outstanding (in
millions):

Average basic common shares                                972         963         958        969        970

  Adjustments to basic common shares:
    Add: Employees' stock and stock option                   7           5           4          3          3
         plans
                                                      --------    --------    --------   --------   --------

Adjusted average diluted common shares                     979         968         962        972        973
                                                      ========    ========    ========   ========   ========

EARNINGS (LOSS) PER COMMON SHARE:

Basic (a):
  Before extraordinary charges                        $   4.18    $   2.59    $   2.92   $   2.89   $   2.62
  Extraordinary charges                                   (.03)       (.33)       --         --        (4.83)
                                                      --------    --------    --------   --------   --------

Consolidated                                          $   4.15    $   2.26    $   2.92   $   2.89   $  (2.21)
                                                      ========    ========    ========   ========   ========


Diluted (b):
  Before extraordinary charges                        $   4.15    $   2.57    $   2.90   $   2.88   $   2.61
  Extraordinary charges                                   (.03)       (.33)       --         --        (4.81)
                                                      --------    --------    --------   --------   --------

Consolidated                                          $   4.12    $   2.24    $   2.90   $   2.88   $  (2.20)
                                                      ========    ========    ========   ========   ========


(a) Computed by dividing net income available to common shareholders by the weighted-average number of common shares outstanding during the period.

(b) Reflects the potential dilution that could occur if securities or other contracts to issue common stock were exercised or converted into common stock or resulted in the issuance of common stock.